UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2023
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West 26th Street, Suite 6G, New York, NY	10001
(Address of principal executive offices)	(Zip Code)
(917) 338-3915
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 7, 2023, Latch, Inc. (the “Company”) received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s shares of common stock or warrants.
The Company intends to appeal the Staff Determination before a Nasdaq Hearings Panel (the “Hearings Panel”) and seek a further stay of any suspension or delisting action pending the hearing process in accordance with the procedures set forth in the Staff Determination.
The Staff Determination was issued because the Company has not filed its Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2022 (the “Second Quarter Form 10-Q”) and September 30, 2022 (the “Third Quarter Form 10-Q” and, together with the Second Quarter Form 10-Q, the “Delinquent Reports”) by the Extension Deadline (defined below).
As previously disclosed, Nasdaq had granted the Company a period of 180 calendar days from the prescribed due date of the Second Quarter Form 10-Q, or until February 6, 2023 (the “Extension Deadline”), to file the Delinquent Reports to regain compliance with the Listing Rule. The Company previously disclosed the delay in and circumstances behind the late filing of each of the Delinquent Reports in Notifications of Late Filing on Form 12b-25, filed with the SEC on August 10, 2022 and November 10, 2022, respectively.
The Company’s request for a hearing before the Hearings Panel (the “Request”) to appeal the Staff Determination must be made no later than 4:00 p.m. Eastern Time on February 14, 2023. The Request will automatically stay the suspension of the trading of the Company’s securities for a period of 15 days from the date of the Request. In connection with the Request, the Company also intends to request that the Staff Determination be further stayed pending the hearing process. However, there can be no assurance that the Hearings Panel will grant the Company’s request for a stay pending the hearing process. According to the Staff Determination, hearings are typically scheduled to occur approximately 30-45 days after the date of a company’s hearing request. Following the hearing, the Hearings Panel will issue a decision, which the Company may further appeal to the Nasdaq Listing Council for review.
The Company intends to prepare the financial statements for (i) the periods affected by the previously disclosed restatement, (ii) the periods included in the Delinquent Reports and (iii) the year ended December 31, 2022 (collectively, the “Relevant Financial Statements”), after which the Relevant Financial Statements will be subject to audit and/or review by the Company’s independent registered public accounting firm. Following completion of the audit or review, as applicable, of the Relevant Financial Statements, the Company plans to file annual and quarterly reports including the Relevant Financial Statements. There can be no assurance that the Company will be able to file the foregoing annual and quarterly reports within the extension period granted by the Hearings Panel, if any.
Item 7.01.    Regulation FD Disclosure.
On February 13, 2023, the Company issued a press release related to the information described in Item 3.01 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 13, 2023.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	February 13, 2023	By:	/s/ Marc Landy
		Name:	Marc Landy
		Title:	Interim Chief Financial Officer